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                         RECEIVABLES PURCHASE AGREEMENT

                           DATED AS OF MARCH 31, 1998

                                     AMONG

                      WABASH NATIONAL FUNDING CORPORATION,
                                   AS SELLER,



                    FALCON ASSET SECURITIZATION CORPORATION,



                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                 AS INVESTORS,

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                    AS AGENT





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                               TABLE OF CONTENTS


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
ARTICLE I AMOUNTS AND TERMS OF THE PURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.1.  Purchase Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Section 1.2.  Making Incremental Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.3.  Selection of Tranche Periods and Discount Rates  . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.4.  Percentage Evidenced by Receivable Interests . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.5.  Dividing or Combining Receivable Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.6.  Reinvestment Purchases and Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.7.  Liquidation Settlement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Section 1.8.  Limited Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 1.9.  Discount; Payments and Computations, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.10.  Maximum Aggregate Receivables Interest;
                                  Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.11.  Seller's Extinguishment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 1.12.  Servicer Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

ARTICLE II LIQUIDITY FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 2.1.  Transfer to Investors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 2.2.  Transfer Price Reduction Discount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 2.3.  Payments to Falcon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 2.4.  Limitation on Commitment to Purchase from Falcon . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Section 2.5.  Defaulting Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

ARTICLE III REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.1.  Seller Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (a)   Corporate Existence and Power   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (b)   Non-Contravention, Due Authorization, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (c)   Governmental Authorization . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d)   Binding Effect . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (e)   Accuracy of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (f)   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (g)   Title to Receivables . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (h)   Places of Business . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (i)   Collections; etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (j)   Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (k)   Names   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (l)   Actions, Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 (m)   Credit and Collection Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (n)   Payments to Applicable Originator   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (o)   Ownership of the Seller   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (p)   Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (q)   Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12





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                 (r)      Net Receivables Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 3.2.  Investor Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (a)      Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (b)      No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (c)      Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (d)      Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE IV CONDITIONS OF PURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 4.1.  Conditions Precedent to Initial Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Section 4.2.  Conditions Precedent to All Purchases and Reinvestments  . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE V COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Section 5.1.  Affirmative Covenants of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (a)      Financial Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (b)      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (c)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 (d)      Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 (e)      Keeping and Marking of Records and Books  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 (f)      Compliance with Contracts and Credit and Collection
                          Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (g)      Purchase of Receivables from the Originators  . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (h)      Ownership Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (i)      Payment to the Applicable Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (j)      Performance and Enforcement of Sale Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (k)      Purchasers' Reliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (l)      Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (m)      Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 5.2.  Negative Covenants of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (a)      Name Change, Offices, Records and Books of Accounts . . . . . . . . . . . . . . . . . . . . . .   21
                 (b)      Change in Payment Instructions to Obligors  . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (c)      Modifications to Contracts and Credit and Collection Policy . . . . . . . . . . . . . . . . . .   21
                 (d)      Sales, Liens, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (e)      Nature of Business; Other Agreements; Other Indebtedness  . . . . . . . . . . . . . . . . . . .   22
                 (f)      Amendments to Sale Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 (g)      Amendments to Corporate Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 (h)      Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 (i)      Restricted Junior Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

ARTICLE VI ADMINISTRATION AND COLLECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 6.1.  Designation of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 6.2.  Duties of Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 6.3.  Collection Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 6.4.  Responsibilities of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 6.5.  Receivables Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26





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ARTICLE VII SERVICER DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 7.1.  Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 7.2.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

ARTICLE VIII INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 8.1.  Indemnities by the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 8.2.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Section 8.3.  Costs and Expenses Relating to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE IX THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 9.1.  Authorization and Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Section 9.2.  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 9.3.  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 9.4.  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Section 9.5.  Non-Reliance on Agent and Other Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 9.6.  Reimbursement and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 9.7.  Agent in its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         Section 9.8.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE X ASSIGNMENTS; PARTICIPATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 10.1.  Assignments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         Section 10.2.  Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ARTICLE XI MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 11.1.  Waivers and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Section 11.2.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         Section 11.3.  Ratable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 11.4.  Protection of Ownership Interests of the Purchasers . . . . . . . . . . . . . . . . . . . . . . .   37
         Section 11.5.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 11.6.  Bankruptcy Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         Section 11.7.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 11.8.  CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 11.9.  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 11.10.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Section 11.11.  Integration; Survival of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.12.  Counterparts; Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.13.  First Chicago Roles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Section 11.14.  Characterization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40





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EXHIBITS AND SCHEDULES

         Exhibit I                Definitions
         Exhibit II               Chief Executive Office; Place(s) of Business; Records Locations; FEIN
         Exhibit III              Collection Accounts
         Exhibit III-A            Collection Accounts
         Exhibit IV               Form of Compliance Certificate
         Exhibit V                Form of Monthly Report
         Exhibit VI               Form of Collection Agreement
         Exhibit VII              Credit and Collections Policy
         Exhibit VIII             Form of Purchase Notice
         Annex A                  Special Obligors
         Schedule I               Closing Documents





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                THIS RECEIVABLES PURCHASE AGREEMENT, dated as of March 31,
1998, is by and among Wabash National Funding Corporation, a Missouri corporation (the "SELLER"), the Investors (hereinafter defined), Falcon Asset Securitization Corporation ("FALCON") and The First National Bank of Chicago, as Agent. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I hereto.

                             PRELIMINARY STATEMENTS

                The Seller desires to transfer and assign Receivable Interests to the Purchasers from time to time.

                Falcon may, in its absolute and sole discretion, purchase Receivable Interests from the Seller from time to time.

                The Investors shall, at the request of the Seller, purchase Receivable Interests from time to time. In addition, the Investors have agreed to provide a liquidity facility to Falcon.

                The First National Bank of Chicago has been requested and is willing to act as Agent on behalf of Falcon and the Investors in accordance with the terms hereof.


                                   ARTICLE I
                       AMOUNTS AND TERMS OF THE PURCHASES

         Section 1.1.  Purchase Facility.

                (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option, sell and assign Receivable Interests to the Agent for the benefit of one or more of the Purchasers. Falcon may, at its option, instruct the Agent to purchase on behalf of Falcon, or if Falcon shall decline to purchase, unless the Seller cancels such Purchase in accordance with
SECTION 1.2, the Agent shall purchase on behalf of the Investors, Receivable Interests from time to time during the period from the date hereof to but not including the Facility Termination Date. The Seller hereby assigns, transfers and conveys to the Agent for the benefit of the relevant Purchaser(s), and the Agent hereby acquires, all of the Seller's now owned and existing and hereafter arising or acquired right, title and interest in and to the Receivable Interests.

                (b) The Seller may, upon at least 30 Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Investors, the unused portion of the Purchase Limit; PROVIDED THAT each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

                Section 1.2. Making Incremental Purchases. The Seller shall provide the Agent with a purchase notice, in substantially the form of EXHIBIT VIII hereto (each, a





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"PURCHASE NOTICE"), at least one (1) Business Day prior to the initial Purchase of Receivable Interests hereunder (or three (3) Business Days prior to such initial Purchase if the Seller desires to select the LIBO Rate with respect thereto) and at least two (2) Business Days prior to each subsequent
Incremental Purchase. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and Purchase Date (which, except for the initial Purchase, shall be a Settlement Date), together with the duration of the initial Tranche Period and the initial Discount Rate related thereto.
Following receipt of a Purchase Notice, the Agent will determine whether Falcon agrees to make the purchase. If Falcon declines to make a proposed Purchase, the Agent shall promptly advise the Seller and the Servicer of such fact, and
(i) the Seller may thereupon cancel the Purchase Notice or (ii) in the absence of such a cancellation, the Incremental Purchase of the Receivable Interests will be made by the Investors. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in ARTICLE IV, Falcon or each Investor, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Falcon, the aggregate Purchase Price of each Receivable Interest Falcon is then purchasing or (ii) in the case of an Investor, such Investor's Pro Rata Share of the aggregate Purchase Price of each of the Receivable Interests the Investors are purchasing.

                Section 1.3.  Selection of Tranche Periods and Discount Rates.

                (a) Each Receivable Interest shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $1,000,000 of Capital may be allocated to any single Receivable Interest. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the Purchasers. Subject to the notice requirements set forth in the next sentence, the Seller may select the LIBO Rate or the Base Rate to be applicable to each Receivable Interest; PROVIDED, HOWEVER, that not more than 5 Tranche Periods with respect to LIBO Rates may be outstanding at any one time. The Seller shall by 12:00 noon (Chicago time):

                (i) at least three (3) Business Days prior to the expiration of any then existing Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate, and

                (ii) at least one (1) Business Day prior to the expiration of any Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate,

give the Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period. If the Seller fails to request timely a Discount Rate and/or a Tranche Period for any Receivable Interest pursuant to the terms of this SECTION 1.3, the Discount Rate shall be the Base Rate, and the applicable Tranche Period shall be a period of one Business Day commencing on the day requested in the Purchase Notice or the last day of the then expiring

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Tranche Period for such Receivable Interest, as applicable.  Until the Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors pursuant to SECTION
2.1 shall be the Base Rate.

                (b) If any Investor notifies the Agent that it has determined that funding its Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate with respect to such Investor and require the Seller to select the Base Rate with respect to such Investor for any Receivable Interest accruing Discount at such LIBO Rate.

                Section 1.4. Percentage Evidenced by Receivable Interests. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

                Section 1.5. Dividing or Combining Receivable Interests. The Seller or the Agent may, upon notice to and consent by the other received not later than the applicable time required under SECTION 1.3(a) prior to the end of a Tranche Period for any Receivable Interest, take any of the following actions with respect to such Receivable Interest: (i) divide the Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine the Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by such Purchaser, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, PROVIDED THAT a Receivable Interest of Falcon may not be combined with a Receivable Interest of the Investors.

                Section 1.6. Reinvestment Purchases and Settlements. At any time that any Collection is received by the Servicer after the initial Purchase, or any other Incremental Purchase, of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest:

                first, at any time the Servicer is not the Seller or Wabash or an Affiliate thereof, the Servicer may retain a portion of such Collection in payment of any Servicer Fees that are then due and owing;

                second, the Servicer is hereby directed to pay a portion of the remainder, if any, of such Collection to the Agent in payment of any accrued and unpaid Discount and Facility Fees that are then due and owing;

                third, except to the extent the Seller wishes to reduce the outstanding amount of Capital of a Receivable Interest (in which case the provisions of SECTION 1.7 shall be applicable to the portion of such Receivable Interest represented by such reduction in Capital), the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each, a "REINVESTMENT") with that portion of the remainder of such Collection that is part of such Receivable Interest such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt;

                fourth, if the Servicer is the Seller or Wabash or an Affiliate thereof, the Servicer may retain a portion of the remainder, if any, of such Collection in payment of any Servicer Fees that are then due and owing; and

                fifth, any remaining portion of such Collection shall be paid to the Seller or as the Seller may direct.

                Section 1.7. Liquidation Settlement Procedures. On the Liquidation Day of a Receivable Interest and on each day thereafter, the Servicer shall set aside and hold in trust for the holder of such Receivable Interest, the percentage evidenced by such Receivable Interest, of all Collections received on such day. On the last day of each Tranche Period of a Receivable Interest after the occurrence of its Liquidation Day, the Servicer shall remit to the Agent's account the amounts set aside pursuant to the preceding sentence, together with any remaining amounts set aside pursuant to
SECTION 1.8 prior to such day, but not to exceed the sum of: (i) the accrued Discount for such Receivable Interest, (ii) the Capital of such Receivable Interest, (iii) the aggregate of all other amounts then owed hereunder by Seller to the Purchasers, and (iv) the accrued Servicer Fees for such Receivable Interest. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts, the Servicer shall distribute funds:

                first, to reimbursement of the Agent's costs of collection and enforcement of this Agreement,

                second, to the Servicer (if the Servicer is not the Seller or Wabash or an Affiliate thereof) in payment of all accrued Servicer Fees in respect of such Receivable Interest, third, in payment of all accrued and unpaid Discount and Facility Fees for such Receivable Interest that are then due and owing,

                fourth, in reduction of the Capital of such Receivable
         Interest,

                fifth, in payment of all other amounts (including, without limitation, Deemed Collections, Early Collection Fees and Default Fees, if any), that are then due and owing to the Purchasers, and sixth, to the Servicer (if the Seller or Wabash or an Affiliate thereof is the Servicer) in payment of all accrued Servicer Fees in respect of such Receivable Interest.

Collections allocated to the Receivable Interests of the Investors shall be shared ratably by the Investors in accordance with their Pro Rata Shares. Collections applied to the payment of fees, expenses, Discount and all other amounts payable by the Seller to the Agent and the Purchasers hereunder shall be allocated ratably among the Agent and the Purchasers in accordance with such amounts owing to each of them. To the extent Collections are available for such purpose in accordance with the foregoing, the accrued Servicer Fees in respect of each Receivable Interest shall be remitted to the Servicer. Following the date on which the Aggregate Unpaids are reduced to zero, the Servicer shall pay to Seller any remaining Collections set aside and held by the Servicer pursuant to this SECTION 1.7. Until such remaining Collections have been paid by the Servicer to the Seller, the Servicer shall hold such remaining Collections in trust for the Seller.

                Section 1.8.  Limited Recourse.

                (a) If on any day the Outstanding Balance of a Receivable is (i) reduced as a result of any rejected or returned goods, trade-ins, any cash discount or any adjustment by the Seller, (ii) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (iii) is otherwise reduced as a result of any of the factors set forth in the definition of "DILUTIONS," the Seller shall be deemed to have received on the following Business Day a Collection of such Receivable in the amount of such reduction or cancellation.

                (b) If on any day any of the representations or warranties in SECTIONS 3.1(g), (i), (m) OR (n) is no longer true with respect to a Receivable, the Seller shall be deemed to have received on the following Business Day a Collection of such Receivable in full.

                (c) If the Seller receives any Collections or is deemed to receive Collections pursuant to this SECTION 1.8 or otherwise, the Seller shall pay such Collections or deemed Collections to the Servicer not later than the next succeeding Settlement Date and, at all times prior to such payment, such amounts shall be held in trust by the Seller for the exclusive benefit of the Purchasers and the Agent.

                (d) If on any day prior to the Facility Termination Date, the Net Receivables Balance is less than the sum of (i) aggregate Capital outstanding, plus (ii) the Aggregate Reserves, the Seller shall pay the amount of such deficiency within 1 Business Day after discovery thereof by the Seller.

                Section 1.9.  Discount; Payments and Computations, Etc.

                (a) Discount shall accrue for each Receivable Interest for each day occurring during the Tranche Period for such Receivable Interest and shall be payable on each Settlement Date after the initial Purchase.

                (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay to the Agent, for the account of the relevant Purchasers, all accrued and unpaid Discount, the Arrangement Fee and Facility Fee Fees set forth in the Fee Letter, all amounts payable pursuant to
ARTICLE VIII, if any, all Servicer costs, if any, payable pursuant to SECTION
6.2 and on demand therefor, any Early Collection Fee. If any Person fails to pay any amount when due hereunder, such Person agrees to pay, on demand, the Default Fee.

                (c) All amounts to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser, they shall be paid to the Agent, for the account of such Purchaser, at One First National Plaza, Chicago, Illinois 60670 until otherwise notified by the Agent. The Agent shall, in accordance with its customary practice, provide invoices from time to time to the Seller in respect of Discount and other fees and expenses payable by the Seller hereunder. In the event the Seller shall at any time fail to pay any amount when due hereunder, the Agent may, on notice to the Seller, debit the Facility Account for such amount. All computations of Discount with reference to the LIBO Rate and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All computations of Discount with reference to the Base Rate shall be made on the basis of a year of 365 days for the actual number of days elapsed. All per annum fees shall be payable monthly in arrears on each Settlement Date. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

                Section 1.10. Maximum Aggregate Receivables Interest; Grant of Security Interest. The Seller shall ensure that the aggregate Receivable Interests of the Purchasers shall at no time exceed 100%. If, on any day, the aggregate Receivable Interests of the Purchasers exceeds 100%, the Seller shall immediately pay to the Agent an amount to be applied to reduce the Capital of the Receivable Interests, such that after giving effect to such payment the aggregate of the Receivable Interest equals or is less than 100%. Such amount shall be applied to the reduction of the Capital of the Receivable Interests ratably in accordance with the percentages of the Receivable Interests. Any amounts received by the Investors pursuant to the preceding sentence shall be applied ratably in accordance with their Pro Rata Shares. The Seller hereby grants to the Agent for the ratable benefit of the Purchasers a security interest in all of its now existing and hereafter arising or acquired right, title and interest in and to the Receivables, the Related Security, the Collection Accounts, the Collections and all proceeds of the foregoing to secure payment of the Aggregate Unpaids, including its indemnity obligations under ARTICLE VIII and all other obligations owed hereunder and under the Fee Letter to the Agent and/or the Purchasers.

                Section 1.11. Seller's Extinguishment. The Seller shall have the right, on not less than thirty (30) Business Days' written notice to the Agent, at any time following the reduction of the Capital to a level that is less than 5.0% of the original Purchase Limit, to repurchase from the Purchasers all, but not less than all, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids (including, without limitation, any Early Collection
Fees) through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

                Section 1.12. Servicer Fee. To the extent of available Collections in accordance with the priorities set forth in SECTIONS 1.6 and 1.7, on each Settlement Date hereafter, the Servicer shall be paid the Servicer Fee in arrears for the preceding Calculation Period.


                                   ARTICLE II
                               LIQUIDITY FACILITY

                Section 2.1. Transfer to Investors. Each Investor hereby agrees, subject to SECTION 2.4, that immediately upon written notice from Falcon delivered on or prior to the Liquidity Termination Date, it shall acquire by assignment from Falcon, without recourse or warranty, its Pro Rata Share of one or more of the Receivable Interests of Falcon as specified by Falcon. Each Investor shall promptly pay to the Agent at an account designated by the Agent, for the benefit of Falcon, its Acquisition Amount. Unless an Investor has notified the Agent that it does not intend to pay its Acquisition Amount, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available to Falcon in reliance upon such assumption. Falcon hereby sells and assigns to the Agent for the ratable benefit of the Investors, and the Agent hereby purchases and assumes from Falcon, effective upon the receipt by Falcon of the Falcon Transfer Price, the Receivable Interests of Falcon which are the subject of any transfer pursuant to this ARTICLE II.

                Section 2.2. Transfer Price Reduction Discount. If the Adjusted Liquidity Price is included in the calculation of the Falcon Transfer Price for any Receivable Interest, each Investor agrees that the Agent shall pay to Falcon the Reduction Percentage of any Discount received by the Agent with respect to such Receivable Interest.

                Section 2.3. Payments to Falcon. In consideration for the reduction of the Falcon Transfer Prices by the Falcon Transfer Price Reductions, effective only at such time as the aggregate amount of the Capital of the Receivable Interests of the Investors equals the Falcon Residual, each Investor hereby agrees that the Agent shall not distribute to the Investors and shall immediately remit to Falcon any Discount, Collections or other payments received by it to be applied pursuant to the terms hereof or otherwise to reduce the Capital of the Receivable Interests of the Investors.

                Section 2.4. Limitation on Commitment to Purchase from Falcon. Notwithstanding anything to the contrary in this Agreement, no Investor shall have any obligation to purchase any Receivable Interest from Falcon, pursuant to SECTION 2.1 or otherwise, if: (i) Falcon shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon or taken any corporate action for the purpose of effectuating any of the foregoing; or (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against Falcon by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of Falcon and such proceeding or petition shall have not been dismissed.

                Section 2.5. Defaulting Investors. If one or more Investors defaults in its obligation to pay its Acquisition Amount pursuant to SECTION
2.1 (each such Investor shall be called a "DEFAULTING INVESTOR" and the aggregate amount of such defaulted obligations being herein called the "FALCON TRANSFER PRICE DEFICIT"), then upon notice from the Agent, each Investor other than the Defaulting Investors (a "NON-DEFAULTING INVESTOR") shall promptly pay to the Agent, in immediately available funds, an amount equal to the lesser of
(x) such Non-Defaulting Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Investors) of the Falcon Transfer Price Deficit and (y) the unused portion of such Non-Defaulting Investor's Commitment. A Defaulting Investor shall forthwith upon demand pay to the Agent for the account of the Non-Defaulting Investors all amounts paid by each Non-Defaulting Investor on behalf of such Defaulting Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Investor until the date such Non-Defaulting Investor has been paid such amounts in full, at a rate per annum equal to the Federal Funds Effective Rate plus 0.5% for the first two Business Days and 2.0% per annum thereafter. In addition, without prejudice to any other rights that Falcon may have under applicable law, each Defaulting Investor shall pay to Falcon forthwith upon demand, the difference between such Defaulting Investor's unpaid Acquisition Amount and the amount paid with respect thereto by the non-Defaulting Investors, together with interest thereon, for each day from the date of the Agent's request for such Defaulting Investor's Acquisition Amount pursuant to SECTION 2.1 until the date the requisite amount is paid to Falcon in full, at a rate per annum equal to the Federal Funds Effective Rate plus 2.0%.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                Section 3.1. Seller Representations and Warranties. The Seller hereby represents and warrants to the Agent and the Purchasers that:

                (a) Corporate Existence and Power. The Seller is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under the Transaction Documents and to own and hold under lease its property and to conduct its business as currently proposed to be conducted.

                (b) Non-Contravention, Due Authorization, Etc.. The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, and the Seller's use of the proceeds of Purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not: (i) contravene the Seller's certificate of incorporation, by-laws, or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Seller, or (iii) result in, or require the creation or imposition of, any lien on any of the Seller's properties. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Transaction Documents to which it is a party.

                (d) Binding Effect. Each of the Transaction Documents to which the Seller is a party has been duly authorized, executed and delivered by the Seller. Each of such Transaction Documents constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                (e) Accuracy of Information. All information heretofore furnished by the Seller or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller or any of its Affiliates to the Agent and/or the Purchasers will be, true and accurate in every material respect, as of the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                (f) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                (g) Title to Receivables. Each Receivable has been purchased by the Seller from an Originator in accordance with the terms of the Sale Agreement, and the Seller has thereby irrevocably obtained all legal and equitable title to, and has the legal right to sell and encumber, such Receivable, its Collections and the Related Security. Each such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's ownership interest in such Receivable. Immediately prior to each Purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each Purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.

                (h) Places of Business. The principal place of business and chief executive office of the Seller and the offices where the Seller keeps all its Records are located at the address(es) listed on EXHIBIT II or such other locations notified to the Agent in accordance with SECTION 5.2(a) in jurisdictions where all action required by SECTION 5.2(a) has been taken and completed. The Seller's Federal Employer Identification Number is correctly set forth on EXHIBIT II.

                (i) Collections; etc. Except as otherwise notified to the Agent in accordance with SECTION 5.2(b):

                (i) the Seller has instructed (or has required the applicable Originator to instruct) all Obligors to pay all Collections directly to a segregated lock-box identified on EXHIBIT III hereto,

                (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on EXHIBIT III,

                (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of the Seller at each Collection Bank, are listed on EXHIBIT III, and

                (iv) each lock-box and Collection Account listed on EXHIBIT III-A is subject to a Collection Agreement that is in full force and effect, and after the occurrence and during the continuance of a Servicer Default, each lock-box and Collection Account (other than any lock-box or Collection Account then subject to a Collection Agreement) shall, within ten (10) Business Days after Seller receives notice thereof, be subject to a Collection Agreement, PROVIDED THAT if after using reasonable efforts, Seller is unable within ten (10) Business Days to obtain the consent and agreement of the applicable bank or financial institution where any such lock-box or Collection Account is maintained to such Collection Agreement, Seller shall no longer permit Collections to be deposited into such lock-box or Collection Account and shall cause all Collections previously sent to such lock-box or Collection Account to be sent to a lock-box or Collection Account that is subject to a Collection Agreement.

In the case of lock-boxes and Collection Accounts identified on EXHIBIT III, exclusive dominion and control thereof has been transferred to the Buyer. The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any lock-box or other Collection Account, or the right to take dominion and control of any lock-box or other Collection Account at a future time or upon the occurrence of a future event.

                (j) Material Adverse Effect. Since December 31, 1997, no event has occurred which would have a Material Adverse Effect.

                (k) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

                (l) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of the Seller's knowledge, threatened, against or affecting the Seller or the Originators, or any of the properties of the Seller or the Originators, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of the Seller and the Originators, taken as a whole, or
(iii) materially adversely affect the ability of the Seller or either of the Originators to perform its respective obligations under the Transaction Documents to which it is a party. The Seller is not in default with respect to any order of any court, arbitrator or governmental or regulatory body.

                (m) Credit and Collection Policy. With respect to each Receivable, each of the applicable Originators, the Seller and the Servicer has complied in all material respects with the Credit and Collection Policy.

                (n) Payments to Applicable Originator. With respect to each Receivable sold to the Seller by an Originator, the Seller has given reasonably equivalent value to the applicable Originator in consideration for such Receivable and the Related Security with respect thereto under the Sale Agreement and such transfer was not made for or on account of an antecedent debt. No transfer by an Originator of any Receivable is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                (o) Ownership of the Seller. Wabash owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

                (p) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

                (q) Purpose. The Seller has determined that, from a business viewpoint, the purchase of Receivables and related interests from the Originators under the Sale Agreement, and the sale of Receivable Interests to the Purchasers and the other transactions contemplated herein, are in the best interest of the Seller.

                (r) Net Receivables Balance. As of each Purchase Date, after giving prospective effect to the Purchase or any Reinvestment to be made on such date, the Net Receivables Balance is at least equal to the sum of (i) aggregate Capital outstanding, plus (ii) the Aggregate Reserves.

                Section 3.2. Investor Representations and Warranties. Each Investor hereby represents and warrants to the Agent and Falcon that:

                (a) Existence and Power. Such Investor is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

                (b) No Conflict. The execution, delivery and performance by such Investor of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate
(i) its certificate or articles of incorporation or association or by-laws,
(ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Investor.

                (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Investor of this Agreement.

                (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.


                                   ARTICLE IV
                            CONDITIONS OF PURCHASES

                Section 4.1. Conditions Precedent to Initial Purchase. The initial Purchase of a Receivable Interest under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such Purchase those documents listed on SCHEDULE I hereto, and (b) the Agent shall have been paid all fees required to be paid on such date pursuant to the terms of the Fee Letter.

                Section 4.2. Conditions Precedent to All Purchases and Reinvestments. Each Purchase of a Receivable Interest (other than pursuant to
SECTION 2.1) and each Reinvestment shall be subject to the further conditions precedent that:

                (a) in the case of each such Purchase, the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under
SECTION 6.5;

                (b) on the date of each such Purchase or Reinvestment, the following statements shall be true both before and after giving effect to such Purchase or Reinvestment (and acceptance of the proceeds of such Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                (i)      the representations and warranties set forth in
         SECTION 3.1 are correct on and as of the date of such Purchase or Reinvestment as though made on and as of such date;

                (ii) no event has occurred, or would result from such Purchase or Reinvestment, that will constitute a Servicer Default, and no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that would constitute a Potential Servicer Default; and

                (iii) the Liquidity Termination Date shall not have occurred, the aggregate Capital of all Receivable Interests shall not exceed the Purchase Limit and the aggregate Receivable Interests shall not exceed 100%; and

                (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.


                                   ARTICLE V
                                   COVENANTS

                Section 5.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

                (a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

                (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified in a manner acceptable to the Agent by the Chief Financial Officer or the Controller of the Seller, together with copies of the financial statements of the Originators delivered pursuant to SECTION 4.1(a)(i) of the Sale Agreement. In the event that Seller is consolidated with Wabash for purpose of financial reporting, delivery within the time period specified above of copies of the financial statements of the Originators delivered pursuant to SECTION 4.1(a)(i) of the Sale Agreement, shall be deemed to satisfy the requirements of this SECTION 5.1(a)(i).

                (ii) Quarterly Reporting. Within 60 days after the close of the first three quarterly periods of each of its fiscal years, balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer or Controller, together with copies of the financial statements of the Originators delivered pursuant to SECTION 4.1(a)(ii) of the Sale Agreement. In the event that Seller is consolidated with Wabash for financial reporting purposes, delivery within the time period specified above of copies of the financial statements of the Originators delivered pursuant to SECTION 4.1(a)(ii) of the Sale Agreement, shall be deemed to satisfy the requirements of this SECTION 5.1(a)(ii).

                (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT IV signed by the Seller's Chief Financial Officer or Controller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be, together with copies of the certificates delivered pursuant to
         SECTION 4.1(a)(iii) of the Sale Agreement.

                (iv) Notices under Transaction Documents. Forthwith upon its receipt of any notice, request for consent, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Falcon, copies of the same (other than any such notice, request, certification, receipt or other communication delivered by or in connection with any Obligor that does not indicate the occurrence or the likely occurrence of a material adverse effect of the collectibility of a material portion of the Receivables attributable to such Obligor).

                (v) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy referred to in SECTION 5.2(c) hereof, and promptly after the effectiveness of any other change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                (vi) Other Information. Such other information (including non-financial information) as the Agent or any Purchaser may from time to time reasonably request.

                (b) Notices. The Seller will notify the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                (i) Servicer Defaults or Potential Servicer Defaults. The occurrence of each Servicer Default or each Potential Servicer Default, by a statement of the Chief Financial Officer of the Seller.

                (ii) Judgment. The entry of any judgment or decree against the Seller if the aggregate amount of all judgments and decrees against the Seller exceeds $10,000 after deducting (a) the amount with respect to which the Seller was insured and with respect to which the insurer has assumed liability in writing and (b) the amount for which the Seller is otherwise indemnified to the reasonable satisfaction of the Agent.

                (iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Seller or to which the Seller becomes party in excess of $10,000 that remains unsettled or undismissed for a period of thirty (30) days from the commencement thereof and involves claims for damages or relief.

                (iv) Termination Date under Sale Agreement. The occurrence of the "TERMINATION DATE" under the Sale Agreement.

                (v) Downgrade. Any downgrade in the rating of any Indebtedness of the Seller or either of the Originators by Standard &

         Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                (c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

                (d) Audits. The Seller will furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request. Subject to SECTION 11.5(b), the Seller shall, once per calendar year, at the Seller's expense and during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall require the Originators to permit the Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller or the applicable Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller or the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller's or either Originator's financial condition or the Receivables and the Related Security or the Seller's performance hereunder, or either Originator's performance under any of the other Transaction Documents, or the Seller's or either Originator's performance under the Contracts with any of the officers or employees of the Seller or such Originator having knowledge of such matters (the procedures described in the foregoing clauses (i) and (ii) are referred to herein as an "Audit"). The first Audit shall occur in July 1998 for the 6 month period ending June 30, 1998. Audits shall be limited to one per calendar year so long as (i) no Servicer Default has occurred and is continuing and (ii) the preceding Audit was reasonably satisfactory in all material respect to Agent, otherwise the frequency of Audits shall not be limited.

                (e)      Keeping and Marking of Records and Books.

                (i) The Seller will, and will require the applicable Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will require the applicable Originator to, give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                (ii) The Seller will, and will require the applicable Originator to, (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests and (b) upon the request of the Agent following the occurrence and during the continuance of a Servicer Default

         (A) mark each Contract with a legend describing the Receivable Interests and (B) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables then in the Seller's possession.

                (f) Compliance with Contracts and Credit and Collection Policy. The Seller will, and will require the applicable Originator to, timely and fully (i) perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will, and will require the applicable Originator to, pay when due any taxes payable in connection with the Receivables.

                (g) Purchase of Receivables from the Originators. With respect to each Receivable purchased under the Sale Agreement, the Seller shall (or shall require the applicable Originator to) take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller's interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent may reasonably request.

                (h) Ownership Interest. The Seller shall take all necessary action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent and the Purchasers hereunder as the Agent may reasonably request.

                (i) Payment to the Applicable Originator. With respect to any Receivable purchased by the Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the applicable Originator in respect of the purchase price for such Receivable.

                (j) Performance and Enforcement of Sale Agreement. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Sale Agreement. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchasers and the Agents, as assignees of the Seller) under the Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Sale Agreement. The Seller shall diligently enforce its rights and interests under the Parent

Demand Note including, but not limited to, making demand for payment thereunder when required by the terms of this Agreement.

                (k) Purchasers' Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity that is separate from the Originators. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request to maintain the Seller's identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof and not just a division of either of the Originators. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

                (i) conduct its own business in its own name and require that all full-time employees of the Seller, if any, identify themselves as such and not as employees of either of the Originators (including, without limitation, by means of providing such employees with business or identification cards identifying such employees as the Seller's employees);

                (ii) compensate all employees, consultants and agents directly, from the Seller's bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of either of the Originators, allocate the compensation of such employee, consultant or agent between the Seller and the Originators on a basis which reflects the services rendered to the Seller and the Originators;

                (iii) clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of an Originator, the Seller shall lease such office at a fair market rent;

                (iv) have a separate telephone number, which will be answered only in its name and separate stationery, invoices and checks in its own name;

                (v) conduct all transactions with the Originators (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the applicable Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                (vi) at all times have at least one member of its Board of Directors (an "INDEPENDENT DIRECTOR") who is "INDEPENDENT" as provided in the Seller's Certificate of Incorporation as in effect on the date hereof;

                (vii) observe all corporate formalities as a distinct entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of the Seller or (C) the initiation or participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving the Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                (viii) maintain the Seller's books and records separate from those of the Originators and otherwise readily identifiable as its own assets rather than assets of the Originators;

                (ix) prepare financial statements separate from those of the Originators and insure that any consolidated financial statements of the Originators or any Affiliate thereof that include the Seller have detailed notes clearly stating that the Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of the Seller;

                (x) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originators and not maintain bank accounts or other depository accounts to which either of the Originators is an account party, into which either of the Originators makes deposits or from which such Originator has the power to make withdrawals except in its capacity as Sub-Servicer;

                (xi) not permit either of the Originators to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this SECTION 5.1(k)); and

                (xii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Skadden, Arps, Slate, Meagher & Flom (Illinois), as counsel for the Seller, in connection with the closing or initial Purchase under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

                (l) Collections. The Seller shall instruct all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on EXHIBIT III. A Collection Agreement that is in full force and effect is in place for each segregated lock-box or Collection Account listed on EXHIBIT III-A, but upon the occurrence and during the continuance of a Servicer Default, each segregated lock-box or other Collection Account (other than any lock-box or Collection Account then subject to a Collection Agreement) shall, within ten (10) Business Days after Seller receives notice thereof, be subject to a Collection Agreement, PROVIDED THAT if after using reasonable efforts, Seller is unable within ten (10) Business Days to obtain the consent and agreement of the applicable bank or financial institution where any such lock-box or Collection Account is maintained to such Collection Agreement, Seller shall no longer permit Collections to be deposited into such Collection Account and shall cause all Collections previously sent to such lock-box or Collection Account to be sent to a lock-box or Collection Account that is subject to a Collection Agreement. In the case of payments remitted to any lock-box, the Seller shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a concentration account or a depositary account listed on EXHIBIT III. In the case of any Collections received by the Seller, the Seller shall remit such Collections to a Collection Account not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, the Seller shall itself hold such Collections in trust, for the exclusive benefit of the Agent and the Purchasers. In the case of any remittances received by the Seller in any Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Seller shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to SECTION 6.3, the Agent, as assignee of the Buyer, may request that the applicable Originator, and the Seller thereupon promptly shall, direct all Obligors on Receivables to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter the Seller shall not deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, after the occurrence of a Servicer Default, the Agent may request that the Seller, and the Seller thereupon promptly shall, direct all Persons then making remittances to any account listed on EXHIBIT III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on EXHIBIT III.

                (m) Minimum Net Worth. The Seller shall at all times maintain Net Worth of not less than $2,490,000.

                (n)      Parent Demand Note:

                (i) If a Servicer Default occurs, the Seller shall demand immediate repayment in full of all principal outstanding under the Parent Demand Note.

                (ii) In addition to the foregoing, in the event that Collections in any month and other funds available to the Seller are insufficient to pay the full amount of Discount, fees due under the Fee Letter and servicing fees and expenses due to the Sub-Servicer under the Sale Agreement, the Seller shall demand payment of a portion of the outstanding principal under the Parent Demand Note, if any, in an amount equal to the lesser of the unpaid principal thereunder or the aggregate amount of Discount, fees due under the Fee Letter and servicing fees and expenses due to the Sub-Servicer under the Sale Agreement which were not paid from such Collections or other funds.

                (iii) Lastly, if on any Business Day following the Facility Termination Date, the Seller is unable to pay any deemed Collection due and owing the Agent and the Purchasers under SECTION 1.8 on such day, the Seller shall demand payment of a portion of the outstanding principal under the Parent Demand Note, if any, in an amount equal to the lesser of the unpaid principal thereunder or the aggregate amount of such deemed Collections which the Seller was unable to pay.

                Section 5.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants, individually and in its capacity as Servicer, that:

                (a) Name Change, Offices, Records and Books of Accounts. The Seller will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least 30 days prior notice thereof and
(ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation.

                (b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made thereto, unless the Agent shall have received, at five (5) Business Days before the proposed effective date therefor:

                (i) written notice of such addition, termination or change, and

                (ii) with respect to the addition of a new Collection Account or Collection Bank, an executed account agreement and an executed Collection Agreement from such Collection Bank relating thereto;

PROVIDED, HOWEVER, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account that is subject to a Collection Agreement then in effect.

                (c) Modifications to Contracts and Credit and Collection Policy. The Seller will not make any change to the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables in any material respect. Except as provided in
SECTION 6.2(c), the Seller, acting as Servicer or otherwise, will not extend, amend or otherwise modify in any material respect the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                (d) Sales, Liens, Etc. The Seller shall not, and shall not authorize either of the Originators to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any Receivable arises, or any lock-box or Collection Account or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Agent and the Purchasers provided for herein), and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or either of the Originators.

                (e) Nature of Business; Other Agreements; Other Indebtedness. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, in each case other than the transactions contemplated and authorized by this Agreement and the Sale Agreement. Without limiting the generality of the foregoing, the Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than:

                (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business,

                (ii) the incurrence of obligations under this Agreement or any other Transaction Document,

                (iii) the incurrence of obligations, as expressly contemplated in the Sale Agreement, to make payment to the applicable Originator thereunder for the purchase of Receivables from the applicable Originator under the Sale Agreement, and

                (iv) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in SECTION 5.1(k) of this Agreement.

In the event the Seller shall at any time borrow a "SUBORDINATED LOAN" under the Sale Agreement, the obligations of the Seller in connection therewith shall be subordinated to the obligations of the Seller to the Purchasers and the Agent under this Agreement, on the terms provided for in the Subordinated Note and the Sale Agreement.

                (f) Amendments to Sale Agreement. The Seller shall not, without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed):

                (i)      cancel or terminate the Sale Agreement,

                (ii) give any consent, waiver, directive or approval under the Sale Agreement,

                (iii) waive any default, action, omission or breach under the Sale Agreement, or otherwise grant any indulgence thereunder, or

                (iv) amend, supplement or otherwise modify any of the terms of the Sale Agreement.

                (g) Amendments to Corporate Documents. Without the prior written consent of the Agent, the Seller shall not amend its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, SECTION 5.1(k) of this Agreement.

                (h) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

                (i) Restricted Junior Payments. The Seller shall not make any Restricted Junior Payment: (i) if any Servicer Default or Potential Servicer Default exists or would result therefrom or (ii) after the Facility Termination Date.


                                   ARTICLE VI
                         ADMINISTRATION AND COLLECTION

                Section 6.1.  Designation of Servicer.

                (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "SERVICER") so designated from time to time in accordance with this SECTION 6.1. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may at any time upon the occurrence and during the continuance of a Servicer Default designate as Servicer any Person to succeed the Seller or any successor Servicer.

                (b) The Seller is permitted to delegate, and the Seller hereby advises the Purchasers and the Agent that it has delegated, to Fruehauf, as Sub-Servicer of the Servicer, certain of its duties and responsibilities as Servicer hereunder in respect of the Receivables transferred by the Originators to the Seller. Notwithstanding the foregoing, (i) the Seller shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and
(ii) the Agent and the Purchasers shall be entitled to deal exclusively with the Seller in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder, and the Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the Seller in order for communication to the Servicer and its Sub-Servicer or other delegate in respect thereof to be accomplished. The Seller, at all times that it is the Servicer, shall be responsible for providing its Sub-Servicer or other delegate with any notice given under this Agreement.

                (c) Without the prior written consent of the Required Investors, (i) the Seller shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than Fruehauf, and then such delegation shall be limited to the activities of the Servicer hereunder, and (ii) Fruehauf shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by the Seller. If at any time the Agent shall designate as Servicer any Person other than the Seller, all duties and responsibilities theretofore delegated by the Seller to Fruehauf may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Seller.

                Section 6.2.  Duties of Servicer.

                (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                (b) The Servicer shall administer the Collections in accordance with the procedures described herein and in ARTICLE I. The Servicer shall set aside and hold in trust for the account of the Seller and the Purchasers their respective shares of the Collections of Receivables in accordance with SECTIONS 1.6 and 1.7. The Servicer shall upon the request of the Agent after the occurrence of a Liquidation Day, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or the Seller prior to the remittance thereof in accordance with
SECTION 1.7. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

                (c) The Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Servicer Default, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                (d) The Servicer shall hold in trust for the Seller and the Purchasers, in accordance with their respective interests in the Receivables, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as reasonably practicable upon demand of the Agent, deliver or make available to the Agent all such Records, (x) if such demand is made at any time prior to the replacement of the Seller as Servicer hereunder, at the chief executive office of Wabash and (y) if such demand is made at any time after the replacement of the Seller as Servicer hereunder, to such location as the Agent may designate in writing. The Servicer shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller's undivided fractional ownership interest therein, less, in the event the Seller is not the Servicer, all reasonable out-of-pocket costs and expenses of the Servicer of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to SECTION 1.7.

                (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller in connection with a Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                Section 6.3. Collection Notices. The Agent is authorized at any time after the occurrence of a Servicer Default to date and to deliver to the Collection Banks a Collection Notice under any Collection Agreement. The Seller hereby transfers to the Agent for the benefit of the Purchasers, effective when the Agent delivers such notice, the exclusive ownership and control of the Collection Accounts. In case any authorized signatory of the Seller whose signature appears on a Collection Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller's name on checks and other instruments representing Collections from and after delivery of any Collection Notice, (ii) from and after the occurrence of a Servicer Default, enforce the Receivables, the related Contracts and the Related Security, and (iii) subject to the other provisions of this Agreement, take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

                Section 6.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts.
The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

                Section 6.5. Receivables Reports. Not later than the third Business Day prior to each Settlement Date, and at such other times as the Agent shall reasonably request, the Servicer shall prepare and forward to the Agent a Monthly Report.


                                  ARTICLE VII
                               SERVICER DEFAULTS

                Section 7.1. Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default:

                (a) The Servicer or the Seller shall fail to make any payment or deposit when required hereunder or within one (1) Business Day of the date when such payment is due if such payment is lost or misdirected after no fault of the Servicer or Seller.

                (b) The Servicer or the Seller shall fail to deliver any Monthly Report within two (2) Business Days after written or telephonic notice to the Servicer or Seller of such failure.

                (c) The Servicer or the Seller shall fail to perform or observe any other term, covenant or agreement hereunder (other than as referred to in SECTION 7.1(a) or SECTION 7.1(b)) and such failure shall remain unremedied for five (5) Business Days following written notice thereof to the Servicer or the Seller, as applicable.

                (d) Any representation, warranty, certification or statement made by the Seller, the Servicer or either of the Originators in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

                (e) (i) The Seller or the Servicer shall generally not pay its debts as such debts become due; (ii) the Seller or the Servicer shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property unless such proceeding or action is instituted by any Person other than an Originator, the Seller or the Servicer, and is set aside or withdrawn or ceases to be effective within sixty (60) days from the date of the filing of such act or the making of such appointment; or (iii) the Seller or any Servicer shall take any corporate action to authorize any of the actions set forth in above in clause (ii) of this subsection (e).

                (f) (i) Either of the Originators shall fail to perform or observe any term, covenant or agreement contained in any other Transaction Document and such failure shall continue unremedied beyond any applicable grace or cure period provided therein, or (ii) either of the Originators shall for any reason cease to transfer, or cease to have the legal capacity or otherwise be incapable of transferring, Receivables to the Seller, as purchaser under the Sale Agreement, or (iii) any "EVENT OF PURCHASE AND SALE TERMINATION" shall occur under the Sale Agreement.

                (g) The aggregate Receivable Interests hereunder shall at any time exceed 100%.

                (h)      A Change of Control shall occur.

                (i) The Internal Revenue Service or the Pension Benefit Guaranty Corporation files one or more tax or ERISA liens against the assets of either of the Originators or the Seller and the same shall remain in effect for any period of 15 consecutive days.

                (j) The Dilution Ratio shall exceed the Dilution Ratio Trigger for any Calculation Period.

                (k) The 3-Month Average Loss-to-Liquidation Ratio shall exceed the 3-Month Average Loss-to-Liquidation Ratio Trigger.

                (l) The Delinquency Ratio shall exceed the Delinquency Ratio Trigger for any Calculation Period.

                (m) Wabash, if then acting as Servicer, shall commit an event of default that remains uncured or unremedied for the applicable grace or cure period under that certain Credit Agreement dated September 30, 1997 among Wabash, as borrower, the lending institutions party thereto and NBD Bank, N.A., as administrative agent.

                Section 7.2. Remedies. Upon the occurrence and during the countenance of a Servicer Default, the Agent or Purchasers may either (i) remove Seller as Servicer (to the extent such Servicer Default was caused by, or arose as a result of the activities of, the Servicer), or (ii) if such Servicer Default arose other than as described in SECTION 7.2(i), declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Seller; PROVIDED, HOWEVER, that upon the occurrence of a Servicer Default described in SECTION 7.1(e) above of an actual or deemed entry of an order for relief with respect to the Seller under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Seller. Upon the occurrence of the Termination

Date for any reason whatsoever, the Agent or Purchasers and their respective assigns shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.


                                  ARTICLE VIII
                                INDEMNIFICATION

                Section 8.1. Indemnities by the Seller. Without limiting any other rights which the Agent or any Purchaser may have under the other provisions of this Agreement, under the other Transaction Documents or under applicable law, the Seller hereby agrees to indemnify the Agent and each Purchaser and their respective officers, directors, agents and employees (each, an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or actually incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, EXCLUDING, HOWEVER:

                (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                (c) taxes on or measured by the overall gross or net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of the Purchasers to the Seller or Servicer for amounts otherwise specifically provided to be paid by the Seller or the Servicer under the terms of this Agreement or the other Transaction Documents. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

                (i) any representation or warranty made by the Seller, either of the Originators or the Servicer for so long as Fruehauf or an Affiliate thereof is the Servicer or Sub-Servicer, as applicable, (or any officers of the foregoing) under or in connection with this Agreement, any other Transaction Document, any Monthly Report or any other written information or report delivered by any of the foregoing pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                (ii) the failure by the Seller, either of the Originators or the Servicer for so long as Fruehauf or an Affiliate thereof is the Servicer or Sub-Servicer, as applicable, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

                (iii) any failure of the Seller, either of the Originators or the Servicer for so long as Fruehauf or an Affiliate thereof is the Servicer or Sub-Servicer, as applicable, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                (vi) the commingling at any time by the Seller, the Originators, the Servicer (for so long as Fruehauf or an Affiliate thereof is the Servicer or Sub-Servicer, as applicable); or the Sub-Servicer (for so long as Fruehauf or an Affiliate thereof is the Servicer or Sub-Servicer, as applicable); of Collections of Receivables with other funds;

                (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller or either of the Originators in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

                (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                (ix)     a Servicer Default described in SECTION 7.1(e);

                (x) the failure to vest and maintain vested in the Agent, for the benefit of the Purchasers, or to transfer to the Agent, for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership or security interest (to the extent of the Receivable Interests contemplated hereunder) in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim; or

                (xi) any failure of the Seller to give reasonably equivalent value to the applicable Originator under the Sale Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the federal Bankruptcy Code, 11 U.S.C.
         Section 101 et seq.

                Section 8.2.  Increased Cost and Reduced Return.

                (a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "REGULATORY CHANGE"): (i) which subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) which imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or compensate such Funding Source for such reduction.

                (b) Payment of any sum pursuant to SECTION 8.2(a) shall be made by the Seller to the Agent, for the benefit of the relevant Funding Source, not later than ten (10) days after any such demand is made. A certificate of any Funding Source, signed by an authorized officer claiming compensation under this SECTION 8.2 and setting forth the additional amount to be paid for its benefit and explaining the manner in which such amount was determined shall constitute prima facie evidence of the amount to be paid absent manifest error.

                Section 8.3. Costs and Expenses Relating to this Agreement. The Seller shall pay to the Agent and Falcon on demand all reasonable out-of-pocket expenses (including, without limitation, reasonable audit fees and time charges of outside counsel for the Agent and the Purchasers) actually incurred in connection with the preparation, execution, delivery of this Agreement or any amendments thereto or waivers thereof, the transactions contemplated hereby and the other documents to be delivered hereunder. The Seller shall pay to the Agent on demand any and all costs and expenses of the Agent and the Purchasers, including reasonable counsel fees and expenses actually incurred in connection with the waiver of a Servicer Default, an amendment following a Servicer Default or a Potential Servicer Default, enforcement of this Agreement and the other Transaction Documents, and in connection with any restructuring or workout of this Agreement and/or the other Transaction Documents, or the administration of this Agreement following a Servicer Default.


                                   ARTICLE IX
                                   THE AGENT

                Section 9.1. Authorization and Action. Each Purchaser hereby designates and appoints First Chicago to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or any of its successors or assigns. The Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser hereby authorizes the Agent to execute on behalf of such Purchaser (the terms of which shall be binding on such Purchaser) each of the Uniform Commercial Code financing statements, together with such other instruments or documents determined by the Agent to be necessary or desirable in order to perfect, evidence or more fully protect the interest of the Purchasers contemplated hereunder.

                Section 9.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                Section 9.3. Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in ARTICLE IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. The Agent shall not be deemed to have knowledge of a Servicer Default or Potential Servicer Default unless the Agent has received notice from the Seller or a Purchaser.

                Section 9.4. Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Falcon or the Required Investors or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, PROVIDED THAT unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the

Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Falcon or the Required Investors or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

                Section 9.5. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

                Section 9.6.  Reimbursement and Indemnification.   The
Investors agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

                Section 9.7. Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Investor," "Purchaser," "Investors" and "Purchasers" shall include the Agent in its individual capacity.

                Section 9.8. Successor Agent. The Agent may, upon 10 days' notice to the Seller and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Investors during such 10-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Investors during such 10-day period, then effective upon the termination of such 10-day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring

Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this ARTICLE IX and
ARTICLE VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.


                                   ARTICLE X
                          ASSIGNMENTS; PARTICIPATIONS

                Section 10.1. Assignments. (a) The Seller and each Investor hereby (i) agree and consent to the complete or partial assignment by Falcon of all of its rights under, interest in, title to and obligations under this Agreement to the Agent for the benefit of the Investors pursuant to SECTION 2.1, and (ii) agree that they will not unreasonably withhold or delay their consent to the complete or partial assignment by Falcon of all of its rights under, interest in, title to and obligations under this Agreement to any other special purpose receivables funding or purchasing conduit for which The First National Bank of Chicago performs administrative functions. Upon any complete or partial assignment made in accordance with the preceding sentence, Falcon shall be released from its obligations so assigned. Further, the Seller and each Investor hereby agree that any assignee of Falcon of this Agreement or all or any of the Receivable Interests of Falcon shall have all of the rights and benefits under this Agreement as if the term "FALCON" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Falcon hereunder. The Seller shall not have the right to assign its rights or obligations under this Agreement.

                (b) With the prior written consent of Falcon and the Seller, which consent shall not be unreasonably withheld or delayed, any Investor may at any time and from time to time assign to one or more Persons (each, a "PURCHASING INVESTOR") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the Agent (the "ASSIGNMENT AGREEMENT"), executed by such Purchasing Investor and such selling Investor. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investors Service, Inc. and must agree to deliver to the Agent, promptly following any request therefor by the Agent or Falcon, an enforceability opinion in form and substance satisfactory to the Agent and Falcon. Upon delivery of the executed Assignment Agreement to the Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter, the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agent shall be required.

                (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc. (an "AFFECTED INVESTOR"), such Affected

Investor shall be obliged, at the request of Falcon or the Agent, to assign all of its rights and obligations hereunder to (i) another Investor or (ii) another financial institution nominated by the Agent and acceptable to Falcon, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; PROVIDED THAT the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor's Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Receivable Interests.

                Section 10.2. Participations. Any Investor may, in the ordinary course of its business at any time sell to one or more Persons (each, a "PARTICIPANT") participating interests in its Pro Rata Share of the Receivable Interests of the Investors, its obligation to pay Falcon its Acquisition Amounts or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor's rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, Falcon and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor's rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in SECTION 11.1(b)(i).


                                   ARTICLE XI
                                 MISCELLANEOUS

                Section 11.1. Waivers and Amendments. (a) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this SECTION 11.1(b). Falcon, the Seller and the Agent, at the direction of the Required Investors, may enter into written modifications or waivers (with the consent of the Seller with respect to subsections (i)(e) and (g)) of any provisions of this Agreement, PROVIDED, HOWEVER, that no such modification or waiver shall:

                (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to ARTICLE X hereof, change the amount of the Capital of any Purchaser, an Investor's Pro Rata Share or an Investor's Commitment,
         (E) amend, modify or waive any provision of the definition of Required Investors or this SECTION 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of "ELIGIBLE RECEIVABLE," "DILUTION RESERVE," "DISCOUNT & SERVICING RESERVE," "LOSS RESERVE," "DILUTION RATIO," "DELINQUENCY RATIO," "LOSS-TO-LIQUIDATION RATIO," "3-MONTH AVERAGE LOSS-TO-LIQUIDATION RATIO" OR "NET RECEIVABLES BALANCE", or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Investors, the Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors hereunder and (ii) without the consent of the Seller, the Agent, the Required Investors and Falcon may enter into amendments to modify any of the terms or provisions of ARTICLE II, ARTICLE IX, ARTICLE X or SECTION 11.13, PROVIDED THAT such amendment has no negative impact upon the Seller. Any modification or waiver made in accordance with this SECTION 11.1 shall apply to each of the Purchasers equally and shall be binding upon the Seller, the Purchasers and the Agent.

                Section 11.2.   Notices.

                (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such party may hereafter specify for the purpose of giving notice to such party. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Agent or any Purchaser pursuant to ARTICLE I or II shall not be effective until received by the intended recipient.

                (b) The Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of the Seller.

The Seller agrees to deliver promptly to the Agent, upon request, a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

                Section 11.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to SECTION 8.2 or 8.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; PROVIDED THAT if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                Section 11.4. Protection of Ownership Interests of the Purchasers. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of a Servicer Default and the replacement of the Seller as Servicer, the Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, and at the Seller's expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any
or all Receivables be made directly to the Agent or its designee.   The Seller
shall, at any Purchaser's written request, withhold the identity of such Purchaser in any such notification.

                (b) If the Seller or the Servicer fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Agent's or such Purchaser's reasonable costs and expenses incurred in connection therewith shall be payable by the Seller (if the Servicer that fails to so perform is the Seller or an Affiliate thereof) as provided in SECTION 8.3, as applicable. In the event of such a failure to perform, the Seller and the Servicer each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller and the Servicer (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

                Section 11.5.  Confidentiality.

                (a) The Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the contents of this Agreement and of the other confidential proprietary information with respect to the Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Seller and its officers and employees may disclose such information to the Agent and to the Seller's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, the Seller may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                (b) Each of the Agent and the Purchasers shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the Sale Agreement and the other confidential proprietary information with respect to the Seller and the Originators and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein. Anything herein to the contrary notwithstanding, the Seller hereby consents to the disclosure of any nonpublic information with respect to it and the Originators: (i) to the Agent and the Purchasers, (ii) by the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED THAT each such Person (i) is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to Persons of such type, and (ii) agrees that its use of such information shall be limited to purposes related to such Person's acquisition and/or funding of Receivable Interests, or providing liquidity or credit enhancement therefor, or rating Commercial Paper used to fund Receivable Interests. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                Section 11.6. Bankruptcy Petition. The Seller, the Agent and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Falcon, the Agent or any Investor, no claim may be made by the Seller, the Servicer or any other Person against Falcon, the Agent or any Investor or any assignee or parties part of any of them or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                Section 11.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                Section 11.9. CONSENT TO JURISDICTION. THE SELLER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT AND THE SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST THE SELLER IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF THE SELLER OR EITHER OF THE ORIGINATORS MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY THE SELLER AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                Section 11.10. WAIVER OF JURY TRIAL. THE AGENT, THE SELLER AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE SELLER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                Section 11.11. Integration; Survival of Terms. This Agreement, the Collection Agreement(s) and the Fee Letter contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. The provisions of ARTICLE VIII and
SECTION 11.6 shall survive any termination of this Agreement.

                Section 11.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                Section 11.13. First Chicago Roles. Each of the Investors acknowledges that First Chicago and certain of its Affiliates including (First Chicago Capital Markets, Inc.) act, or may in the future act, (i) as administrative agent for Falcon, (ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Falcon (collectively, the "FIRST CHICAGO ROLES"). Without limiting the generality of this SECTION 11.13, each Investor hereby acknowledges and consents to any and all First Chicago Roles and agrees that in connection with any First Chicago Role, First Chicago may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, the giving of notice to the Agent of a mandatory purchase pursuant to SECTION 2.1.

                Section 11.14.  Characterization.

                (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute a transfer, which Purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each transfer of a Receivable Interest hereunder is made without recourse to the Seller; PROVIDED, HOWEVER, that (i) the Seller shall be liable to each Purchaser and the Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such transfer does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of the Seller or either of the Originators or any other person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of the Seller or either of the Originators.

                (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Agent for the ratable benefit of the Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables, the Collections, each Collection Account, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein. After a Servicer Default, the Agent and the Purchasers shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


                                     WABASH NATIONAL FUNDING CORPORATION


                                     By:
                                        ---------------------------------------
                                             Name:
                                             Title:

                                     Address for Notices:
                                     12813 Flushing Meadows drive
                                     St. Louis, MO  63131

                                     Attention:  Steven M. Old, Vice President

                                     Phone:(314) 822-1113
                                     Fax: (314) 822-7627



                                     FALCON ASSET SECURITIZATION CORPORATION


                                     By:
                                         ---------------------------------------
                                             Authorized Signatory

                                             c/o The First National Bank
                                             of Chicago
                                             Asset-Backed Finance
                                             Suite 0596, 1-21
                                             One First National Plaza
                                             Chicago, Illinois  60670-0596
                                             Attention:  Surveillance Unit
                                             Fax:     (312) 732-3205

                                   THE FIRST NATIONAL BANK OF CHICAGO, as Agent


                                   By:
                                      ---------------------------------------
                                           Authorized Agent

                                           The First National Bank of Chicago
                                           Asset-Backed Finance
                                           One First National Plaza
                                           Suite 0596, 1-21
                                           Chicago, Illinois  60670
                                           Attention:  Credit Manager
                                           Fax:     (312) 732-4487

    INVESTORS:

    Commitment
    ----------

    $83,000,000                    NBD BANK, N.A.


                                   By:
                                      ---------------------------------------
                                                    Authorized Agent

                                           One Indiana Square
                                           Suite 7028
                                           Indianapolis, IN  46266
                                           Attention:  Leo G. (Skip) Watson
                                           Fax:  (317) 266-6042



    =================
    PURCHASE LIMIT
    $83,000,000

                                   EXHIBIT I

                                  DEFINITIONS

                AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

                "3-MONTH AVERAGE LOSS-TO-LIQUIDATION RATIO" means, on any date of determination, the average of the Loss-to-Liquidation Ratios for the three Calculation Periods then most recently ended.

                "3-MONTH AVERAGE LOSS-TO-LIQUIDATION RATIO TRIGGER" shall have the meaning specified in the Fee Letter.

                "ACQUISITION AMOUNT" means, on the date of any purchase from Falcon of Receivable Interests pursuant to SECTION 2.1, (i) with respect to each Investor other than First Chicago, the lesser of (a) such Investor's Pro Rata Share of the Falcon Transfer Price and (b) such Investor's unused Commitment and (ii) with respect to First Chicago, the difference between (a) the Falcon Transfer Price and (b) the aggregate amount payable by all other Investors on such date pursuant to clause (i) above.

                "ADJUSTED LIQUIDITY PRICE" means, in determining the Falcon Transfer Price for any Receivable Interest, an amount equal to:

                          RI x [DC + [NDR/1.07]]
         WHERE:

                RI       =        the undivided percentage interest evidenced
                                  by such Receivable Interest;

                DC       =        the Deemed Collections; and

                NDR      =        the Outstanding Balance of all Receivables
                                  which are not Defaulted Receivables.

Each of the foregoing shall be determined from the most recent Monthly Report received from the Servicer.

                "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such

Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise.

                "AGENT" means First Chicago in its capacity as agent for the Purchasers pursuant to ARTICLE IX, and not in its individual capacity as an Investor, and any successor Agent appointed pursuant to ARTICLE IX.

                "AGGREGATE RESERVES" means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Discount & Servicing Reserve.

                "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time.

                "AGREEMENT" means this Receivables Purchase Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

                "ARRANGEMENT FEE" shall have the meaning specified in the Fee Letter.

                "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of a Servicer Default and for so long as such Servicer Default is continuing, the "BASE RATE" shall equal the sum of the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, plus 2% per annum, changing when and as such rate changes.

                "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

                "CALCULATION PERIOD" means each full or partial calendar month which elapses during the term of this Agreement. The first Calculation Period shall commence on the date of the initial Purchase and the final Calculation Period shall terminate on the Facility Termination Date.

                "CAPITAL" means, at any time, the sum of the aggregate Purchase Prices paid to the Seller by the Purchasers, minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; PROVIDED THAT the Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

                "CHANGE OF CONTROL" means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting stock of either of the Originators; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of an Originator shall cease for any reason to constitute a majority of the board of directors of such Originator; or (iii) Wabash shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Seller on a fully-diluted basis.

                "CHARGED-OFF RECEIVABLE" means any Receivable or any portion of such a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in SECTION 7.1(e) (as if references to the Seller therein refer to such Obligor); or (ii) which, consistent with the Credit and Collection Policy, should be written off the Seller's books as uncollectible.

                "COLLECTION ACCOUNT" means each concentration account, a depositary account, lock-box account or similar account in which any Collections are collected or deposited.

                "COLLECTION AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT VI hereto.

                "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

                "COLLECTION DATE" means that date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero and (ii) the Originators have paid to the Seller all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

                "COLLECTION NOTICE" means a notice from the Agent to a Collection Bank in the form attached to the applicable Collection Agreement.

                "COLLECTIONS" means, (a) with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and (b) all payments of principal and interest made under the Parent Demand Note.

                "CONTRACT" means, with respect to any Receivable, any and all Invoices and other agreements pursuant to which goods or services are ordered from or provided by an Originator.

                "COMMERCIAL PAPER" means promissory notes of Falcon issued in the commercial paper market.

                "COMMITMENT" means, for each Investor, the commitment of such Investor to purchase its Pro Rata Share of (i) Receivable Interests from the Seller and (ii) Receivable Interests from Falcon, such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor's name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

                "CONCENTRATION LIMIT" means for any Obligor and its Affiliates considered as if they were one and the same Obligor, an amount equal to (i) 4.50%, multiplied by (ii) the aggregate Outstanding Balance of all Eligible Receivables at such time; PROVIDED, HOWEVER, that the Agent may from time to time designate other higher amounts (each, a "SPECIAL CONCENTRATION LIMIT") for any Obligor or class of Receivables, it being understood and agreed that the Agent, Falcon or the Required Investors may, upon not less than three Business Days' notice to the Seller, cancel any Special Concentration Limit. As of the date of this Agreement, a $10,000,000 Special Concentration Limit has been established for each of the following Obligors: Schneider National, Inc., Werner Enterprises, Swift Transportation Company and Triple Crown.

                "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

                "CONTRACT" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, Invoices or other writings which evidence such Receivable or any goods or services underlying such Receivable.

                "CREDIT AND COLLECTION POLICY" means the Seller's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VII hereto, as modified from time to time in accordance with this Agreement.

                "DEEMED COLLECTIONS" means, in connection with the transfer by Falcon of any Receivable Interest to the Investors pursuant to SECTION 2.1, the total aggregate of all amounts owing to Falcon pursuant to SECTION 1.8 and
SECTION 8.1 relating to such Receivable Interest.

                "DEFAULT FEE" means with respect to any amount due and payable by the Seller hereunder or under the Fee Letter, an amount equal to interest on any such amount at a rate per annum equal to 2% above the Base Rate without giving effect to the proviso contained in the definition of "Base Rate" set forth herein; PROVIDED, HOWEVER, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

                "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in SECTION 7.1(e) (as if references to the Seller therein refer to such Obligor); (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the applicable Originator as uncollectible.

                "DELINQUENT RECEIVABLE" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days but less than 90 days from the original due date for such payment.

                "DELINQUENCY RATIO" means, for any Calculation Period, the ratio (expressed as a percentage) of (i) (A) the sum of (A) the aggregate Outstanding Balance of all Delinquent Receivables as of the last day of such Calculation Period PLUS (B) the aggregate Outstanding Balance of all Defaulted Receivables as of the last day of such Calculation Period, to (ii) the aggregate Outstanding Balance of all Receivables as of the last day of such Calculation Period.

                "DELINQUENCY RATIO TRIGGER" shall have the meaning specified in the Fee Letter.

                "DILUTION RATIO" means, as of the last day of any Calculation Period, a percentage equal to (i) the aggregate amount of Dilutions which occurred during such Calculation Period and the immediately preceding Calculation Period, DIVIDED BY (ii) the aggregate Outstanding Balance of the Receivables as of the last day of the Calculation Period ended 2 months prior to the date of determination.

                "DILUTION RATIO TRIGGER" shall have the meaning specified in the Fee Letter.

                "DILUTION RESERVE" shall have the meaning specified in the Fee Letter.

                "DILUTIONS" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, rebate, trade-in-credit, credit memo, inter-company entry, adjustment or otherwise, other than (i) cash Collections on account of the Receivables, and (ii) charge-offs less the aggregate amount of customer deposits at such time.

                "DISCOUNT" means, for any Tranche Period:

                                 DR x C x  AD
                                          ----
                                          360

         WHERE:

                DR       =        the Discount Rate for such Tranche Period;

                C        =        the portion of the Capital allocated to such
                                  Tranche Period; and

                AD       =        the actual number of days elapsed during such
                                  Tranche Period;

PROVIDED THAT no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and PROVIDED FURTHER, that Discount for any Tranche Period shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                "DISCOUNT RATE" means the LIBO Rate minus 2 basis points or the Base Rate, as applicable.

                "DISCOUNT & SERVICING RESERVE" shall have the meaning specified in the Fee Letter.

                "EARLY COLLECTION FEE" means, for any Tranche Period during which the portion of the Capital allocated to such Tranche Period is reduced or is terminated prior to the date on which it was originally scheduled to end (including, without limitation, by virtue of the final proviso in the definition of "TRANCHE PERIOD"), the difference, if any, of (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital allocated to such Tranche Period if such reduction or termination had not occurred, over (ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Tranche Period, the Discount actually accrued on such Capital for the new Tranche Period, and (b) to the extent such Capital is not allocated to another Tranche Period, the income, if any, actually received from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (ii) exceeds the amount referred to in clause (i), the relevant Purchaser or Purchasers agree to pay to the Seller the difference.

                "ELIGIBLE RECEIVABLE" means, at any time:

                (1) a Receivable the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, (b) if a corporation or other business organization (other than as described in the foregoing clause (a)) is organized under the laws of Canada (other than Quebec) and has its principal executive office in Canada (other than Quebec) and is denominated in U.S. Dollars, PROVIDED, HOWEVER, that such Receivable shall not be an Eligible Receivable if more than 5% of Net Receivables at the time of any calculation hereunder are from corporations organized in Canada,
         (c) is not an Affiliate of any of the parties hereto and (d) is not a government or a governmental subdivision or agency,

                (2) a Receivable the Obligor of which is not an Obligor of Receivables of which more than 50% of the aggregate Outstanding Balance is more than 90 days past their respective due dates, PROVIDED, HOWEVER, that the foregoing criterion shall not be applicable to Receivables of Special Obligors,

                (3)      a Receivable which is not a Defaulted Receivable,

                (4) a Receivable which arises under a Contract that requires payment within 60 days after the original Invoice date therefor and has not had its payment terms extended,

                (5) a Receivable which is an account receivable representing all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                (6) a Receivable which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions,

                (7) a Receivable which is denominated and payable only in United States dollars in the United States,

                (8) a Receivable which arises under Contract, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller and its assignees against such Obligor in accordance with its terms,

                (9) a Receivable which arises under a Contract which (a) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the applicable Originator or any of its assignees under such Contract and (b) is not subject to a confidentiality provision that would have the effect of restricting the ability of the Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

                (10) a Receivable which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of the underlying goods or services by the applicable Originator,

                (11) a Receivable which is not subject to any right of rescission, set-off (in respect of all or any portion of the Outstanding Balance thereof then being proposed for inclusion in Net Receivables Balance as of any date), counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor or the applicable Originator or any other Adverse Claim,

                (12) a Receivable as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

                (13) a Receivable all right, title and interest to and in which has been validly transferred by the applicable Originator directly to the Seller under and in accordance with the Sale Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim,

                (14) a Receivable which, together with the Contract related thereto, was created in compliance with each, and does not contravene any, law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in any material respect which would limit the collectibility of such Receivable or give rise to a claim for money damages against the applicable Originator, the Seller or any of the Seller's assignees and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

                (15) a Receivable which satisfies all applicable requirements of the Credit and Collection Policy,

                (16) a Receivable which was generated in the ordinary course of an Originator's business in connection with the sale of semi-trailers and related parts and services to the applicable Obligor by such Originator,

                (17) a Receivable as to which the Agent has not notified the Seller that the Agent has reasonably determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent, and

                (18) that portion of a Receivable that is not a federal excise tax or sales tax.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "EVENT OF PURCHASE AND SALE TERMINATION" shall have the meaning set forth in the Sale Agreement.

                "EXCESS CONCENTRATION BALANCES" means, on any day, the portion of the aggregate Outstanding Balance of Eligible Receivables owing from an Obligor and its Affiliates (considered as if they were a single Obligor) as shown on the most recent Monthly Report, which exceeds the applicable Concentration Limit or Special Concentration Limit.

                "FACILITY ACCOUNT" means the Seller's account no. 51-11404 at First Chicago.

                "FACILITY FEE" shall have the meaning specified in the Fee
Letter.

                "FACILITY TERMINATION DATE" means the earlier to occur of (i) a Liquidity Termination Date or (ii) March 31, 1999 unless extended by mutual agreement of the parties.

                "FALCON RESIDUAL" means the sum of the Falcon Transfer Price Reductions.

                "FALCON TRANSFER PRICE" means, with respect to an assignment by Falcon of any Receivable Interest to the Agent for the benefit of the Investors pursuant to SECTION 2.1, the sum of (i) the lesser of (a) the Capital of such Receivable Interest and (b) the Adjusted Liquidity Price of such Receivable Interest and (ii) all accrued and unpaid Discount.

                "FALCON TRANSFER PRICE REDUCTION" means, in connection with the assignment of a Receivable Interest by Falcon to the Agent for the benefit of the Investors, the positive difference between (i) the Capital of such Receivable Interest and (ii) the Adjusted Liquidity Price for such Receivable Interest.

                "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

                "FEE LETTER" means that certain letter agreement dated as of March 31, 1998 between the Seller and the Agent, as heretofore or hereafter amended or modified and in effect from time to time.

                "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

                "FRUEHAUF" means Fruehauf Trailer Services, Inc., a Delaware corporation, and its successors.

                "FUNDING AGREEMENT" means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of Falcon.

                "FUNDING SOURCE" means (i) any Investor or (ii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to Falcon.

                "INCREMENTAL PURCHASE" means a Purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

                "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade),
(iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

                "INTENDED CHARACTERIZATION" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

                "INVOICE" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods (if any) underlying such Receivable.

                "INVESTOR PERCENTAGE" means the percentage of outstanding Capital being funded by the Investors.

                "INVESTORS" means the financial institutions listed on the signature pages of this Agreement under the heading "Investors" and their respective successors and assigns.

                "LIBO RATE" means the rate per annum equal to the sum of (i)
(a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) 1.00% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

                "LIQUIDATION DAY" means, for any Receivable Interest, the earliest to occur of (i) the day on which the conditions precedent set forth in
SECTION 4.2 are not satisfied, (ii) any Business Day so designated by the Seller or Falcon after the occurrence of the Termination Date and (iii) the Business Day immediately prior to the occurrence of a Servicer Default set forth in SECTION 7.1(e).

                "LIQUIDITY TERMINATION DATE" means, March 31, 1999 or such later date as all Investors and the Seller shall mutually agree.

                "LOSS RESERVE" shall have the meaning specified in the Fee
Letter.

                "LOSS-TO-LIQUIDATION RATIO" means, for any Calculation Period, a percentage equal to: (i) the aggregate amount of Receivables which became Charged-Off Receivables plus Net Increase in Defaulted Receivables during such Calculation Period, divided by (ii) the aggregate amount of Collections during such Calculation Period.

                "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition, business or operations of the Seller, (ii) the ability of the Seller to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of any Transaction Document (other than the Collection Agreements) or any Collection Agreement relating to a Collection Account into which a material portion of Collections are deposited, (iv) the Agent's interest, on behalf of the Purchasers, in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                "MONTHLY REPORT" means a report, in substantially the form of
EXHIBIT V hereto (appropriately completed), furnished by the Servicer to the Agent pursuant to SECTION 6.5.

                "NET RECEIVABLES BALANCE" means, at any time, the Outstanding Balances of all Eligible Receivables at such time less the aggregate amount of all Excess Concentration Balances.

                "NET WORTH" means, as of the last Business Day of each Calculation Period preceding any date of determination, an amount equal to (a) the aggregate Outstanding Balance of the Receivables owned by Seller at such time, OVER (b) THE SUM OF (i) the aggregate Capital outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans.

                "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                "ORIGINATOR" means each of Wabash and Fruehauf.

                "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or Finance Charges thereon, without regard to whether any of the same shall have been capitalized.

                "PARENT DEMAND NOTE" means a demand promissory note made by Wabash in favor of the Seller.

                "PERSON" means an individual, partnership, corporation, association, trust, limited liability company, joint venture or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

                "POTENTIAL SERVICER DEFAULT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Servicer Default.

                "PRO RATA SHARE" means, for each Investor, the Commitment of such Investor divided by the Purchase Limit, adjusted as necessary to give effect to the application of the terms of SECTION 2.5.

                "PURCHASE" means the sale by the Seller hereunder to the Agent for the benefit of one or more Purchasers of a Receivable Interest. Each Purchase shall either be an Incremental Purchase or a Reinvestment.

                "PURCHASE DATE" means each Business Day on which a Purchase or Reinvestment occurs pursuant to the terms of this Agreement (which Business Day, except for the initial Purchase, shall be a Settlement Date).

                "PURCHASE LIMIT" means the aggregate of the Commitments of the Investors hereunder. As of the initial Purchase Date, the Purchase Limit shall be $83,000,000.

                "PURCHASE PRICE" means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to the Seller for such Receivable Interest.

                "PURCHASER" means, Falcon or an Investor, as applicable.

                "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of semi-trailers and related parts and services by such Originator to commercial customers and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                "RECEIVABLE INTEREST" means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to SECTION 1.3 in (i) all Receivables arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to SECTION 1.4, (ii) all Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables. Such undivided percentage interest shall equal:

                                       C
                                  ------------
                                     NRB-AR

         where:

                C        =        the Capital of such Receivable Interest.

                AR       =        the Aggregate Reserves.

                NRB      =        the Net Receivables Balance.

                "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor of the related Obligor.

                "REDUCTION PERCENTAGE" means, for any Receivable Interest acquired by the Investors from Falcon for less than the Capital of such Receivable Interest, a percentage equal to (i) one, MINUS (ii) a fraction the numerator of which is the Falcon Transfer Price Reduction for such Receivable Interest and the denominator of which is the Capital of such Receivable Interest.

                "REFERENCE BANK" means NBD Bank, N.A., or such other bank as the Agent shall designate with the consent of the Seller.

                "REINVESTMENT" has the meaning specified in SECTION 1.6.

                "RELATED SECURITY" means, with respect to any Receivable:

                         (i) all of the Seller's interest in any goods (if any), the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

                         (ii) all customer deposits and other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                         (iii)    all guaranties, insurance and other
         agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                          (iv)    all Records related to such Receivable,

                          (v) all of the Seller's right, title and interest in, to and under the Sale Agreement;

                         (vi) all of the Seller's right, title and interest in, to and under each Contract executed in connection therewith in favor of or otherwise for the benefit of the Seller; and

                          (vii)   all proceeds of any of the foregoing.

                "REQUIRED INVESTORS" means, at any time, Investors with Commitments in excess of 66-2/3% of the Purchase Limit.

                "RESERVE REQUIREMENT" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of the Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of the Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of the Seller now or hereafter outstanding, and (v) any payment of management fees by the Seller.

                "SALE AGREEMENT" means that certain Receivables Sale Agreement dated as of March 31, 1998, by and between the Originators, as sellers, and the Seller, as buyer, as the same may be amended, restated and/or otherwise modified from time to time in accordance with the terms thereof and hereof.

                "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

                "SELLER" has the meaning set forth in the preamble to this Agreement.

                "SERVICER" means at any time the Person then authorized pursuant to ARTICLE VI of this Agreement to service, administer and collect Receivables.

                "SERVICER DEFAULT" has the meaning specified in SECTION 7.1.

                "SERVICER FEE" means, for any Calculation Period, a servicing and collection fee computed pursuant to the following formula:

                               SFP x C x (AD/360)

         where:

                SFP      =        the Servicer Fee Percentage;

                C        =        the average daily Capital on total
                                  Receivables outstanding during such
                                  Calculation Period; and

                AD       =        the actual number of days in such Calculation
Period.

                "SERVICER FEE PERCENTAGE" means 1% or such other percentage as may be agreed upon between the Agent and the Servicer as an arms-length rate for the Servicer Fee.

                "SETTLEMENT DATE" means the 18th day of each month after the initial Purchase Date (or if any such day is not a Business Day, the Settlement Date shall occur on the next succeeding Business Day).

                "SPECIAL OBLIGOR" means an Obligor listed on ANNEX A hereto, as the same may be amended or modified from time to time.

                "SUBORDINATED LOAN" has the meaning set forth in the Sale Agreement.

                "SUBORDINATED NOTE" has the meaning set forth in the Sale Agreement.

                "SUBSCRIPTION AGREEMENT" means the Stockholder and Subscription Agreement in substantially the form of EXHIBIT IX to the Sale Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                "SUB-SERVICER" has the meaning set forth in the Sale Agreement.

                "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Seller.

                "TERMINATION DATE" means (i) for any Receivable Interest, the Facility Termination Date, and (ii) solely with respect to a Receivable Interest of Falcon, that Business Day so designated by the Seller or Falcon by notice to the other.

                "TRANCHE PERIOD" means, with respect to any Receivable
Interest:

                (a) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months (or six months with respect to Investors), or such other period as may be mutually agreeable to the Agent and the Seller, commencing on a Business Day selected by the Seller or the Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

                (b) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of 30 days commencing on a Business Day selected by the Seller.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest which commences before the Facility Termination Date or the Termination Date and would otherwise end on a date occurring after such date, such Tranche Period shall end on the Facility Termination Date or Termination Date, as applicable. The duration of any Tranche Period which commences after a Servicer Default shall be of such duration as selected by the Agent.

                "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Sale Agreement, the Subordinated Note, the Subscription Agreement, each Collection Agreement and all other instruments, documents and agreements executed and delivered by the Seller or either of the Originators in connection herewith or with the Sale Agreement.

                "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                "WABASH" means Wabash National Corporation, a Delaware corporation, and its successors.

                ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN ARE USED WITH THE MEANINGS ATTRIBUTED THERETO IN THE SALE AGREEMENT.

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


                This Compliance Certificate is furnished pursuant to that certain Receivables Purchase Agreement dated as of March 31, 1998, among Wabash National Funding Corporation (the "SELLER"), various Purchasers and The First National Bank of Chicago, as Agent (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                THE UNDERSIGNED HEREBY CERTIFIES THAT:

                1.  I am the duly elected _____________________ of the Seller;

                2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and the Seller's Receivables during the period ended
_____________; and

                3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Servicer Default or a Potential Servicer Default, as each such term is defined under the Agreement, during or at the end of the aforementioned period[, except as set forth below].

                [Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which has been taken, is being taken, or is proposed to take with respect to each such condition or event:]


                The foregoing certifications, together with the computations set forth in SCHEDULE I hereto in support hereof, are made and delivered on and as of [insert date].

                                                   --------------------------
                                                            [Name]

               Schedule of Computations under Sections 7.1(j)-(l)
                      in Support of Compliance Certificate
           of Wabash National Funding Corporation dated ____________

                                   EXHIBIT V

                             FORM OF MONTHLY REPORT

                                   EXHIBIT VI

                          FORM OF COLLECTION AGREEMENT


             [On letterhead of Wabash National Funding Corporation]

                                                                __________, 19__
                                     [Date]



[Collection Bank Name and Address]

Attention:  ________________


         Re:    Wabash National Funding Corporation
                [Insert applicable Originator Name]

Ladies and Gentlemen:

                You have exclusive control of P.O. Box ___________, [city], [state] [zip] (the "LOCK-BOX") for the purpose of receiving mail and processing payments therefrom pursuant to that certain lock-box services agreement dated ____________, 19__ between you and [Originator Name] (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to checking account no. ___________ maintained with you in the name of [Originator Name] (the "EXISTING ACCOUNT").

                [Originator Name] (the "ORIGINATOR") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box to Wabash National Funding Corporation ("SPC"). Originator and SPC hereby request that from and after March 31, 1998, in lieu of being deposited in the Existing Account, all checks and other evidences of payment that are sent to the Lock-Box be endorsed and deposited in SPC's account no. _____________ (the "LOCK-BOX ACCOUNT") in the name of "Wabash National Funding Corporation, as 'Collection Agent' for the benefit of The First National Bank of Chicago, as Agent under that certain Receivables Purchase Agreement dated as of March 31, 1998 among SPC, various purchasers and The First National Bank of Chicago, as Agent".

                SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from The First National Bank of Chicago, as Agent (the "AGENT") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to "The First National Bank of Chicago, as Agent" (or any designee of the Agent), and the Agent will have exclusive ownership of and access to such Lock-Box

Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to the Agent at the following address:

                The First National Bank of Chicago, as Agent
                Suite 0596, 1-21
                One First National Plaza
                Chicago, Illinois 60670
                Attention:  Credit Manager, Asset-Backed Finance

                Moreover, upon such notice, the Agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

                You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Box are subject to the liens of the Agent for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

                This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

                This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

                Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                                   Very truly yours,

                                                   [ORIGINATOR NAME]


                                                   By:
                                                       ------------------------------
                                                           Name:
                                                           Title:


                                                   WABASH NATIONAL FUNDING CORPORATION


                                                   By:
                                                       ------------------------------
                                                           Name:
                                                           Title:


Acknowledged and agreed to
this         day of            , 199 :
     -------        -----------     -

[COLLECTION BANK]

By:
     -----------------------------------
         Name:
         Title:


THE FIRST NATIONAL BANK OF CHICAGO, as Agent


By
  ----------------------------------------
         Authorized Agent

                                  EXHIBIT VIII

                            FORM OF PURCHASE NOTICE


                             [SELLER'S LETTERHEAD]





                             ______________, 199__


VIA FACSIMILE:  312/732-4487

The First National Bank of Chicago
One First National Plaza, 21st Floor
Asset-Backed Finance
Chicago, Illinois  60670-0596

Attention:  Treasury

                              RE:  PURCHASE NOTICE

Ladies and Gentlemen:

                Reference is hereby made to the Receivables Purchase Agreement dated as of March 31, 1998, by and among Wabash National Funding Corporation (the "SELLER"), the Investors, Falcon Asset Securitization Corporation ("FALCON"), and The First National Bank of Chicago, as Agent (the "AGREEMENT"). Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

                The Agent is hereby notified of the following Incremental
                Purchase:

                Purchase Price:                    $___________________

                Date of Purchase:                  ____________________

                Requested Discount Rate:           [LIBO Rate] [Base Rate]

                Requested initial Tranche Period:  _____ days [months]1/





--------------
1.   "Months" is only applicable to LIBO Tranches.

                         Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to:

                 [Account Name]
                 [Account No.]
                 [Bank Name & Address]
                 [ABA #]
                 Reference:
                 Telephone advice to:  [Name]   @ tel. no. (   )        ]

                Please advise [Name] at telephone no. (   ) ___________ if
         Falcon will not be making this purchase.


                                         Very truly yours,

                                         WABASH NATIONAL FUNDING CORPORATION

                                         By:
                                            -------------------------
                                                 Name:
                                                 Title:

                                    ANNEX A

                                SPECIAL OBLIGORS


-Schneider National, Inc.
-Werner Enterprises
-Swift Transportation Company
-United Parcel Service, Inc.
-Heartland Express, Inc.
-Triple Crown Services Co.
-Knight Transportation Co.
-Central Transport
-Safeway
-Crete Carriers
-Yellow Freight
-US Xpress
-Wicks Truck Trailers

                                   SCHEDULE I

                               CLOSING DOCUMENTS


                              [see Sale Agreement]